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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 23, 2006 in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-132703) and related Prospectus of Houston Wire & Cable Company dated April 28, 2006.

/s/ ERNST & YOUNG LLP

Houston, Texas
April 27, 2006

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  Exhibit 23.1